UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Ironwood Drive, Grand Rapids, MI 49534

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant’s Certifying Accountant

On January 8, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”) dismissed McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm. The decision to change registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

The reports of McGladrey on the financial statements of the Company as of and for fiscal year 2013, the only report given by McGladrey for the Company, did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through January 8, 2015, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of McGladrey, would have caused them to make reference thereto in their reports on the financial statements for 2013. McGladrey has advised management that the internal controls over financial reporting were not effective as of March 31, 2014, June 30, 2014 or September 30, 2014 due to the existence of material weaknesses as disclosed in the quarterly reports for such periods.

The Company provided McGladrey a copy of the foregoing disclosures and requested McGladrey to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the statements made therein. A copy of that letter dated January 14, 2015, furnished by McGladrey is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from McGladrey LLP to the Securities and Exchange Commission dated January 14, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.
	By:	/s/ Brent D. Willis
Name: Brent D. Willis Title: Chief Executive Officer